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                                                                    EXHIBIT 3.40

                 AGREEMENT OF LIMITED PARTNERSHIP OF RANGAIRE LP

      This Agreement of Limited Partnership of Rangaire LP (this "Agreement"), is entered into by and between Rangaire GP, Inc. as general partner (the "General Partner"), and Rangaire, Inc. (which will change its name to Rangaire LP, Inc.), as limited partner (the "Limited Partner").

      The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"), and hereby agree as follows:

      1. NAME. The name of the limited partnership formed hereby is Rangaire LP (the "Partnership").

      2. PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, the operation of the kitchen range hood and fluorescent lighting fixture business heretofore carried on by the Limited Partner (the "Business") and engaging in any other lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

      3. REGISTERED OFFICE. The address of the registered office of the Partnership in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      4. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

      5. PARTNERS. The names and business, residence or mailing addresses of the General Partner and the Limited Partner are as follows:

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            General Partner:

            Rangaire GP, Inc.
            c/o Nortek, Inc.,
            50 Kennedy Plaza
            Providence, RI  02903

            Limited Partner:

            Rangaire LP, Inc.
            c/o Nortek, Inc.
            50 Kennedy Plaza
            Providence, RI  02903

      6. POWERS. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

      7. DISSOLUTION. The Partnership shall dissolve, and its affairs shall be wound up, on the 25th anniversary of the date of this Agreement, or at such earlier time as (a) all of the partners of the Partnership approve in writing,
(b) an event of withdrawal of a general partner has occurred under the Act, or
(c) an entry of a decree of judicial dissolution has occurred under Section 17-802 of the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in Section 7(b) if (i) at the time of such event of withdrawal, there is at least one (1) other general partner being hereby authorized to carry on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety
(90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, on one (1) or more additional general partners of the Partnership.

      8. CAPITAL CONTRIBUTIONS. The partners of the Partnership have contributed the following property, and no other property, to the Partnership:

            General Partner:  $100,000.

            Limited Partner:  The Business.

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      9. ADDITIONAL CONTRIBUTIONS. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

      10. ALLOCATION OF PROFITS AND LOSSES. The Partnership's profits and losses shall be allocated 1% to the General Partner and 99% to the Limited Partner.

      11. DISTRIBUTIONS. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated 1% to the General Partner and 99% to the Limited Partner.

      12. ASSIGNMENTS.

          (a) The Limited Partner may assign all or any part of its partnership interest in the Partnership, and may withdraw from the Partnership, only with the consent of the General Partner.

          (b) The General Partner may assign all or any part of its partnership interest in the Partnership, and may withdraw from the Partnership, without the consent of the Limited Partner.

      13. WITHDRAWAL. Except to the extent set forth in Section 12, no right is given to any partner of the Partnership to withdraw from the Partnership.

      14. ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS.

          (a) One (1) or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          (b) One (1) or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

      15. LIABILITY OF LIMITED PARTNER. The Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

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      16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

      17. EFFECTIVE DATE. This Agreement shall become effective on January 1, 1997.

      IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 26th

                                      GENERAL PARTNER:

                                      RANGAIRE GP, INC.

                                      By: /s/ Richard J. Harris
                                          -------------------------------
                                      Its:  Vice President and Treasurer

                                      LIMITED PARTNER:

                                      RANGAIRE LP, INC.

                                      By: /s/ Richard J. Harris
                                          -------------------------------
                                      Its:  Vice President and Treasurer

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